Exhibit 10.4

CONTRACT OF SALE, WHICH IN THE CITY OF MORELIA MICHOACAN, ON JUNE 30th 2011, BETWEEN THE FIRST PARTY, COFIMICH SOCIEDAD ANONIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MULTIPLE ENTIDAD NO REGULADA, REPRESENTED BY MR. CICERON ULISES REYES AVALOS IN CHARACTER OF CHAIRMAN OF THE BOARD, WHO IS HEREINAFTER REFERRED TO AS "THE BUYER" AND BY THE OTHER PARTY, INCA GLOBAL. INC. REPRESENTED BY MR. DANIEL DAVID CORREA BENITES, IN CHARACTER OF  "CEO" ADMINISTRATOR, WHO IS HEREINAFTER REFERRED TO AS "THE SELLER", TO THE TENOR OF THE FOLLOWING:

STATEMENTS

I. "THE SELLER" INCA GLOBAL, INC. states:
Although the company originally had another name: Accelerated Acquisition XI, Inc., which was incorporated on May 4, 2010, and then changed its name to INCA GLOBAL, Inc. on April 6, 2011, maintaining its RFC (Federal Tax ID): 27 -2787079.

a) That is an American corporation legally incorporated under the laws of the State of Delaware, United States of America.
b) That it has the ability to commit in the terms of this contract.
c) That it’s Federal Taxpayers Registry is the number 27-2787079.
d) That is willing to sell to "THE BUYER", the products detailed in the purchase order number ONE, dated June 25, 2011, which duly signed by the parties, is added as an appendix to this contract " 1 "(one), to form an integral part thereof.

II. "THE BUYER" states:

a) That is a company legally incorporated by public deed number 2057, volume 91, granted before Notary Public No. 121, from Tarímbaro Michoacán, Mister  Perseo Alejandro Martínez Ibáñez, dated November 19, 2009, and inscribed in the Mercantile Section of the Public Registry of Property and Commerce of the State of Michoacan in Morelia Registration Office under the Mercantile Folio number 19 147 E * 1, dated January 28, 2010.

b) That within its corporate purpose is included among others the following activities: holding all kinds of construction contracts with movable prices, buy, sell, purchased, build, manage, or lease civil, commercial or financial, commercialize, operate and negotiate with land, houses, buildings, and generally all kinds of movable and immovable property.

c) That they have the desire to purchase from "THE SELLER" the products described in the purchase order number ONE, dated June 25, 2011, which duly signed by the parties to this contract is added as Annex "1" (a), to form an integral part thereof.

d) That they have a Federal Taxpayers Registry COF091119E54 number.

That said, the parties enter into this contract in accordance with the following:

CLAUSES
First. OBJECT OF THE CONTRACT.  "THE SELLER" sells to "THE BUYER", and they acquire for them, the materials detailed in the purchase order number ONE, dated June 25, 2011, which duly signed by the parties, is added as an appendix to this contract " 1 "(one), to form part of this, which consists of kits (sets) of materials for the construction of social housing, this is entirely from floors, walls, slabs, electrical, plumbing, urbanization of development where the houses will be built.

Second. DELIVERY TIME "THE SELLER".  Agrees to deliver to "THE BUYER", the products covered by this contract in the locations listed in the order mentioned, precisely at the time and in the same way as shown, which may not exceed three months from the date specified in the purchase order.

Third. PRICE AND PAYMENT TRANSACTION.  The price of each kit will vary according to the dates of purchase, the sizes of the kits and the market prices of raw materials, but the parties set an estimated price based on current market conditions, the timing of purchases have been set out in the order cited above:

a) For purchases made during the current year 2011 is set as the selling price of each kit, the amount obtained by multiplying $117.09 Dollars U.S. Currency, (ONE HUNDRED SEVENTEEN DOLLARS AND NINE CENTS, DOLLAR U.S. CURRENCY) per square meter construction of the house is intended to build the kit, which for this case would be an approximate average of 50 (FIFTY) square meters.

b) For purchases made during 2012, is set as the selling price of each kit, the amount obtained by multiplying $122.94 Dollars U.S. Currency, (ONE HUNDRED TWENTY TWO DOLLARS AND NINETY FOUR CENTS, DOLLAR U.S. CURRENCY) per square meter construction of the house is intended to build the kit, which for this case would be an approximate average of 50 (FIFTY) square meters.

C) For purchases made during 2013, is set as the selling price of each kit, the amount obtained by multiplying $129.09 Dollars U.S. Currency, (ONE HUNDRED TWENTY NINE DOLLARS AND NINE CENTS, DOLLAR U.S. CURRENCY) per square meter of construction of the house is intended to build with this kit, which in this case would be an approximate average of 50 (FIFTY) square meters.

The above prices may be adjusted in a significant increase in raw materials or materials during the term of this contract, subject to proof of the increases, just as it may change the order in larger amounts than requested, but not, in smaller quantities and that prices are established based on kits at least 3400 minimum.

Fourth. OBLIGATIONS OF "THE SELLER".   "THE SELLER" expressly agrees to comply with its obligations to its position in this contract or the law and specifically the following:

a) Provide quality products and features that are specified in the purchase order number ONE, dated June 25, 2011, which is part of this contract.

b) Deliver the products covered by this contract, in the places listed in the order annex.

c) To deliver the products on the dates specified in the purchase order number ONE, dated June 25, 2011, part of it.

d) To account for the quality of the products covered by this contract.

Fifth. TERMINATION OF AGREEMENT.  The violation by any party to any of the clauses in this contract or of the conditions listed in the order, will lead to the other party to request the termination of right of it and demand payment of damages, without need of judicial declaration.

Sixth. DURATION OF THE CONTRACT.  The term of this contract will be for three years from the date of signature or fulfilled the obligations contained therein and order in the Annex, may "THE SELLER" terminate it, without any responsibility for it, in case of default by "THE BUYER" demanding further payment of damages.

Seventh. MODIFICATIONS.  Any changes made to the original order or contract shall be in writing, signed by both parties, which give "THE BUYER" to "THE SELLER" with thirty days in advance.

Eighth. INTERPRETATION AND JURISDICTION.  For all matters concerning the INTERPRETATION and enforcement of this contract, the parties submit to the jurisdiction of the courts of the city of Morelia, Michoacan, which shall have exclusive jurisdiction to hear any suit or claim arising out of this document, giving up any privilege that may apply by reason of his domicile or for any other reason and indicate their respective addresses to receive any kind of notifications, even personal, to be made in case of trial, the following:

a) "THE BUYER", with current address: Calle 20 de Noviembre, number 36, Centro de Morelia, Michoacán, CP 58000.

b) "THE SELLER" currently domiciled in the U.S.A and for purposes of this contract in Mexico: Calle Adelina, number 4410, town La Gloria in the City of Tijuana, Baja California, CP 22645.

This contract consists of three folio (pages) legal size, is signed in duplicate in the city of Morelia Michoacán, on the thirtieth day of June, 2011, being in the hands of each of the parties who sign it, to demonstrate compliance and be aware of the content of clauses in the presence of two witnesses who were involved in the act, who are Mexican adults, with legal capacity to testify and residents of this city, who also signed and witnessed.

"THE BUYER"	"THE SELLER"

/s/ CICERON ULISES REYES AVALOS	/s/ DANIEL DAVID CORREA BENITES
CICERON ULISES REYES AVALOS	DANIEL DAVID CORREA BENITES

WITNESS	WITNESS

________________________________	_________________________________

PURCHASE ORDER
Date: June 25, 2011
Number: ONE

SUPPLIER: INCA GLOBAL, INC.
ADDRESS: Calle Adelina, number 4410, La Gloria, in the City of Tijuana, Baja California, CP 22645.

BUYER: COFIMICH SOCIEDAD ANOMIMA DE CAPITAL VARIABLE,  SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA

ADDRESS: Calle 20 de Noviembre, number 36, Center of Morelia, Michoacán, CP 58000.

PLACE OF DELIVERY: Development Cuitzillo Grande, Municipality of Tarímbaro, Michoacán

DELIVERY DATE: The kits are delivered according to the following schedule:

Año	enero	febrero	marzo	abril	mayo	Junio	julio	agosto	septiembr	octubre	noviembr	diciembre	TOTAL
2011	0	0	0	0	0	0	42	56	58	63	65	64	348
2012	76	85	97	115	127	136	153	167	168	148	135	119	1,526
2013	76	85	97	115	127	136	153	167	168	148	135	119	1,526
TOTAL KITS REQUESTED, ACCORDING TO THE CALENDAR AND DEVELOPMENT PLANS													3,400

PAYMENT: The price of the kits will be covered within a period not exceeding SIXTY  calendar days from the date of delivery, according to the schedule above, and will be paid to the person authorized by the supplier or deposited in the designee’s  bank account upon receipt or invoice you submit.

DESCRIPTION OF PRODUCTS ORDERED:

QUANTITY: Three Thousand Four Hundred kits (sets)

FEATURES: each of the kits consists of, materials necessary to build a house of social interest, according to the architectural and engineering plans attached to this order or purchase order, need it to develop a housing project in Cuitzillo Grande development, municipality of Tarímbaro, Michoacán, and comply with the objectives of an, IRREVOCABLE TRUST AGREEMENT OF ADMINISTRATION WITH RIGHT OF REVERSAL, contained in the deed 10269, dated November 14, 2007, granted before the Licenciado CARLOS ARMANDO MAGAÑA MARTINEZ, Notary Public number 102 of the State of Michoacán de Ocampo, of which we are in concept part TRUSTOR "B" AND TRUSTEE "B", by virtue of assignment of rights Trustees, that on June 3 , 2011, ratified in the Notary Public No. 97 in the city of Morelia Michoacán, the subscribed capital corporation COFIMICH SOCIEDAD ANONIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MULTIPLE ENTIDAD NO REGULADA, as assignee and the firm INPROVIDI SA DE CV as transferor.

PRICE: The price of each kit will vary according to the dates of purchase, the sizes of the kits and the market prices of raw materials, but set an estimated price based on current market conditions, and previous delivery schedule:

a) For purchases made during the current year 2011 is set as the purchase price of each kit, the amount obtained by multiplying $117.09 Dollars U.S. Currency, (ONE HUNDRED SEVENTEEN DOLLARS AND NINE CENTS, US

CURRENCY) per square meter of construction of the house is intended to build this kit.

b) For purchases made during 2012, is set as the purchase price of each kit, the amount obtained by multiplying $122.94 Dollars U.S. Currency, (ONE HUNDRED TWENTY TWO DOLLARS AND NINETY FOUR CENTS, U.S.

CURRENCY) per square meter construction of the house is intended to build this kit.

C) For purchases made during 2013, is set as the purchase price of each kit, the amount obtained by multiplying $129.09 Dollars U.S. Currency, (ONE HUNDRED TWENTY NINE DOLLARS AND NINE CENTS, U.S. CURRENCY) per square meter of construction of the house is intended to build with this kit.

NOTE: For any queries regarding this order, please reference the number and date of order.

REMARKS: This purchase order is only valid if the provider responds to it, within a period not exceeding ten days from today, and accept the terms of the order, expressed in writing or contract accordingly; reserve the right to cancel the order without liability if that amount of time we do not get the expected response.

 /s/ CICERON ULISES REYES AVALOS
AUTHORIZED SIGNATURE
COFIMICH SA DE CV, SOFOM E.N.R.,
REPRESENTED BY MR. CICERON ULISES REYES AVALOS
IN CHARACTER OF THE PRESIDENT OF THE BOARD OF DIRECTORS

Mórela Michoacán, Junio 25, 2011